SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 3, 2002

VIGNETTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (512) 741-4300

Item 5.    OTHER EVENTS.

On December 3, 2002, Vignette Corporation (the “Company”) issued a press release announcing that the Company had acquired Epicentric, Inc. (“Epicentric”). Pursuant to the terms of the agreement, the Company paid $26.0 million in cash for all of the issued and outstanding shares of Epicentric and may pay up to $6.0 million, in cash and restricted stock, in retention-related payments over the next two years. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7.    EXHIBITS.

Exhibit Number	Description
99.1	Vignette Corporation Press Release issued on December 3, 2002 regarding the acquisition of Epicentric, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: December 6, 2002	By:	/s/ Thomas E. Hogan
Thomas E. Hogan President and Chief Executive Officer

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